UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
 (Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
 Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

Western Digital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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**** IMPORTANT ****
**** PLEASE VOTE TODAY****

Dear Fellow Stockholder:

Enclosed you will find additional proxy materials relating to Western Digital Corporation’s Annual Meeting of Stockholders to be held on November 2, 2017.

Because we have not yet heard from you, we are sending you this reminder notice and we urge you to vote your shares immediately.  As a stockholder, you have the right to vote over the Internet or by telephone, and we are asking you to do so now to ensure that your vote is counted and to save Western Digital further expense.  Instructions on how to vote over the telephone or Internet are enclosed in this package.

We strongly encourage you to submit your enclosed voting form and exercise your right to vote.

Thank you for your investment in Western Digital Corporation and for voting your shares.  If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-800-607-0088.

Sincerely yours,

Stephen D. Milligan
Chief Executive Officer